                                                                    Exhibit 10.4

                            LOCAL MARKETING AGREEMENT

      This Local Marketing Agreement (the "Agreement") dated as of June 1, 1997, by and between Great Scott Broadcasting, Ltd., a Pennsylvania Limited Partnership (hereinafter referred to as "Licensee") and Nassau Broadcasting Partners, L.P., a Delaware Limited Partnership (the "Broker").

                                   WITNESSETH:

      WHEREAS, Licensee is authorized to operate Radio Stations WTTM/AM and WCHR/FM licensed to Trenton, New Jersey (hereinafter referred to as the "Stations"), pursuant to licenses issued by the Federal Communications Commission ("FCC");

      WHEREAS, Licensee and Broker have entered into an Asset Purchase Agreement, dated August 30, 1996, as amended on January 17, 1997 and May 31, 1997 (collectively, the "Purchase Agreement"), pursuant to which the Licensee has agreed to sell to Broker all of the assets;

      WHEREAS, the parties hereto have carefully considered the FCC's time brokerage policies and intend that this Agreement in all respects comply with such policies;

      WHEREAS, Licensee desires to enter into this Agreement to sustain the operations of the Stations from January 1, 1999 until the Closing under the Purchase Agreement;


      WHEREAS, Broker desires to provide an over-the-air program service to Trenton, New Jersey, using the facilities of the Stations;

      WHEREAS, Licensee agrees to provide time on the Stations to Broker on terms and conditions that conform to the policies of the Stations and the FCC for time brokerage arrangements and as set forth herein; and

      WHEREAS, Broker agrees to utilize the facilities of the Stations solely to broadcast programming that conforms with the policies of the Licensee and with all rules, regulations and policies of the FCC and as set forth herein.

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

      1. Facilities. Licensee agrees to make broadcasting transmission facilities of each of the Station available to Broker for a minimum of 158 hours per week (the "Minimum"), which will facilitate the broadcasting of Broker's programs (the "Programs"), which shall originate either from Broker's own studios or from Licensee's facilities or from other studios contracted for by Broker. The Programs are described in Attachment I hereto; provided, however, that the facilities made available to Broker shall not include the Stations' subcarrier(s) as long as it does not interfere with the principal signal. Licensee retains all rights to lease its subcarrier(s) and the radio towers utilized by the Stations. Broker and Licensee represent to each other that they have, and will have throughout the term of this Agreement, the capability or transmitting either by STL or phone lines from their respective broadcast and transmission studios.

      2. Payments. Broker hereby agrees to pay Licensee for the broadcast of the programs hereunder, the sum of Seventy-Five Thousand Dollars ($75,000) per month payable on the first of each month during the term of this Agreement. The failure of Licensee to demand or insist upon prompt payment in accordance herewith shall not constitute a waiver of its right to such payment. Broker shall receive a payment credit for any programming, up to the Minimum, produced by it and preempted or not accepted by the Stations, such amount to be determined by multiplying the monthly payment by the ratio of the amount of time preempted or not accepted to the total number of broadcast hours up to the Minimum produced by Broker each month.

      3. Term. This Agreement shall become effective on 12:00 a.m. Midnight January 1, 1998 (the "Effective Date") and shall terminate upon the earlier of
(a) the Closing Date (as that term is defined in the Purchase Agreement) or (b) the time for termination specified in this Agreement.

      4. Programs. Broker shall furnish or cause to be furnished the artistic personnel and material for the Programs as provided by this Agreement and all Programs shall be in good taste and in accordance with the rules, regulations and policies of the FCC. All Programs shall be prepared and presented in conformity with the regulations prescribed in Attachment III hereto. All. advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and policies.

      5. Stations Facilities.

            5.l Operation of Stations. Licensee represents that the Stations now operate and will continue to operate in accordance with the authorizations issued by the FCC. Throughout the term of this Agreement, Licensee shall make the Stations available to the Broker for operation with the maximum authorized facilities twenty-four (24) hours a day, seven (7) days a week, except for: (I) up to ten (10) hours per week for public affairs, news, information and other non-entertainment programming intended to address the needs and interest of the Stations' service area; (ii) down-time occasioned by routine maintenance not to exceed two (2) hours each Sunday morning between the hours of 12 Midnight and 6:00 a.m. Any routine maintenance work

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affecting the operation of the Stations at full power shall be scheduled upon, if practicable, at least forty-eight (48) hours prior notice to Broker; and
(iii) STL and phone lines as set forth in Paragraph 1 hereof.

            5.2 Interruption of Normal Operations. (a) Except as provided in Paragraph 5.2(b), if any of the Stations suffer loss or damage of any nature to their transmission facilities which results in the interruption of service or the inability of any of the Stations to operate with their maximum authorized facilities, pursuant to the authorization under which the Stations are then operating, Licensee shall immediately notify Broker and shall undertake such repairs as necessary to restore the full-time operation of the Stations with their then maximum authorized facilities within thirty (30) days from the occurrence of such loss or damage. If such repairs are not made within the allotted period, Broker may give notice to Licensee of Broker's intention to terminate this Agreement, in which event this Agreement shall terminate on the thirtieth (30th) day following such notice, any other provision of this Agreement notwithstanding unless the repairs are made prior to the expiration of said thirty (30) day period.

      (b) If any of the Stations suffer loss or damage of any nature to their transmission facilities which results in the interruption of service or the inability of any of the Stations to operate with their maximum authorized facilities, pursuant to the authorization under which the Stations are then operating, and such loss or damage is a result of the actions, failure to act or negligence of Broker, Broker shall be solely responsible for the repair of the Station's transmission facilities and there shall be no reduction in the payments required under this Agreement or the Purchase Agreement during the period of such repairs.

      6. Handling of Mail. Except as required to comply with the FCC rules and policies including those regarding the maintenance of the public inspection file (which shall at all time remain the responsibility of Licensee), Licensee shall not be required to receive or handle mail, cables, telegraph or telephone calls in connection with the Programs broadcast hereunder unless Licensee has agreed in writing to do so.

      7. Programming and Operations Standards. Broker agrees to abide by the standards set forth in this Attachment III hereto in its programming and operations. Broker further agrees that if, in the sole judgment of Licensee, or the Stations' General Manager, Broker does not comply with said standards, Licensee may suspend or cancel any program not in compliance.

      8. Responsibility for Employees and Expenses. Except as otherwise provided herein, Broker shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of its programming and the broadcast transmission of the Programs (including, without limitation, salespeople, traffic personnel board operators and programming staff). Notwithstanding the foregoing, Licensee will provide and be responsible for the salaries, taxes, insurance, and related costs of the Station Manager and a staff person. Whenever on the Stations' premises, all personnel shall be subject to the supervision and the direction of Licensee's Station Manager. Broker shall reimburse Licensee for the salary, taxes, insurance and related costs for the Licensee's Station Manager and staff person, all, telephone calls associated with program production and listener responses, for all fees to ASCAP, BMI and SESAC, and for any other copyright fees attributable to its programming broadcast on the Stations.

      9. Treatment of Licensee's Revenues. Broker shall retain all Licensee's revenues received on the Effective Date and during the term of this Agreement and shall reimburse Licensee for all expenses related to the operation of the Stations, including but not limited to the costs of the Station Manager and the staff person, insurance premiums, real estates taxes, maintenance and repair of personal property of Licensee ("Accounts Payable"). Broker's reimbursement shall occur not later than fifteen (15) days following presentment of an invoice, bill, or other request of payment in respect of any Account Payable. Licensee shall cooperate with Broker in order to ensure Broker receives all such revenues, including executing all assignments and other instruments necessary to insure such receipt.

      10. Control of Station. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operations of the Stations during the period of this Agreement. Licensee shall provide and pay for the Station Manager of the Stations, who shall report and be accountable solely to Licensee and who shall direct the day-to-day operation of the Stations. Licensee shall retain control, said control to be reasonably exercised, over the policies, programming and operations of the Stations, including without limitation, the right to decide whether to accept or reject any programming or advertisements, the right to preempt any Programs in order to broadcast a program deemed by Licensee to be of greater national, regional or local interest, and the right to take any other actions necessary for compliance with the laws of the United States, the State of New Jersey, the rules, regulations and policies of the FCC, and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee and Broker shall cooperate with one another in meeting all of the FCC's requirements with respect to public service programming, for maintaining the political and public inspection files of each of the Stations' logs and for the preparation of issues/Programs lists. Broker shall, upon request by Licensee, provide Licensee with information with respect to such of the Programs which are responsive to public needs and interest so as to assist Licensee in the preparation of required programming reports and will provide, upon request, other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies.

      11. Special Events. Licensee reserves the right, to preempt any of the broadcasts of the Programs referred to heroin and to use part or all of the time contracted for herein by Broker to broadcast special events of importance. In all such cases, Licensee will use its best efforts to give Broker reasonable notice of its intention to preempt such broadcast or broadcasts and, in the event of such preemption, Broker shall receive a payment credit for the broadcasts so omitted. In addition, Licensee shall be responsible for insuring that each of the Stations' identification announcements are broadcast in accordance with FCC requirements, and Broker shall cooperate with Licensee to facilitate such broadcasts.

      12. Force Majeure. Any failure or impairment of facilities or any delay or interruption in broadcasting Programs or failure at any time to furnish facilities, in whole or in part, for broadcasting due to acts of God, strikes, or threats thereof, force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee will not be liable to Broker.

      13. Right to Use the Programs. The right to use the Programs produced by Broker and to authorize their use in any manner and in any media whatsoever shall be and remain vested in Broker.

      14. Payola. Broker agrees that neither it nor any of its employees or agents will accept any compensation or any kind of gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between them and merchants or advertisers, unless, to the extent required by the FCC, the payer is identified in the program as having paid for or furnished such consideration. Broker agrees annually, or more frequently upon the request of Licensee, to provide Licensee with Payola Affidavits substantially in the form attached hereto as Attachment IV.

      15. Compliance with Law. Broker agrees that, throughout the term of this Agreement, Broker will materially comply with all laws and regulations applicable in the conduct of Licensee's business, and Broker acknowledges that Licensee has not urged, counseled or advised the use of any unfair business practice.

      16. Political Advertising. Broker shall cooperate with Licensee as Licensee complies with the political broadcasting requirements of the Federal Communications Act of 1934, as amended (the "Act") and the FCC's rules and policies thereunder.

Broker shall supply such information promptly to Licensee as may be necessary to comply with the lowest unit charge requirements of Section 315 of the Act. To the extent that Licensee believes necessary, in Licensee's sole discretion, Broker shall release advertising availabilities to Licensee to permit it to comply with its reasonable access provisions of Section 312(a) (7) of the act, the equal opportunities provision of Section 31 of the Act, and the rules and policies of the FCC thereunder; provided, however, that all revenues realized by Licensee as a result of such a release of advertising time shall promptly be remitted to Broker. In any event, with respect to the Stations, Licensee must oversee and take ultimate responsibility with respect to the provision of equal opportunities, lowest unit charge, and reasonable access to political candidates, and compliance with the political broadcast rules and policies of the FCC.

      17. Indemnification; Warranty. Broker will indemnity and hold Licensee harmless against all liability for its material breach of representations, warranties or covenants as well as for libel, slander, illegal competition or trade practice, infringement of trademarks, trade names or program titles, violative of rights of privacy, and infringement of copyrights and proprietary rights resulting from the broadcast of Programs furnished by Broker. Further, Broker warrants that the broadcasting of the Programs will not violate any rights of others, and Broker agrees to hold Licensee harmless from any and all claims, damages, liability, costs and expenses, including reasonable attorneys' fees, arising from the broadcasting of the Programs. Licensee reserves the right to refuse to broadcast any Programs containing matter which is or, in the reasonable opinion of Licensee, may be, or which a third-party claims to be, violation of any right of Licensee of which may constitute a personal attack as the term is and has been defined by the Commission. Broker's obligation to hold Licensee harmless against the liabilities specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation. Reciprocally, Licensee shall indemnify and hold Broker harmless against all liability for its material breach of representations, warranties or covenants as well as for libel, slander, illegal competition or trade practices, infringement or trademarks, trade names or program titles, violative of rights or privacy and infringement of copyrights and proprietary rights resulting from programming furnished by Licensee. Further, Licensee warrants that the broadcasting of the Programs will not violate any rights of others, and Licensee agrees to hold Broker harmless for any loss, damage or injury or any kind (including reasonable legal fees and related costs) arising from the broadcast of programming on the Stations furnished by Licensee. Licensee's obligation to hold Broker harmless against the liabilities specified above shall survive any termination of this Agreement until the expiration of the applicable statute of limitations.

      18. Events of Default; Cure Periods and Remedies.

            18.1 Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under the Agreement:

                  18.1.1 Non-Payment. Broker's failure to timely pay the consideration provided for in Paragraph 2 hereof; or

                  18.1.2 Default in Covenants or Adverse Legal Action. The default by either party hereto in the material observance or performance of any material covenant, condition or agreement contained herein or in the Purchase Agreement, or if either party shall (a) make a general assignment for the benefit of creditors, (b) files or has filed against it a petition for bankruptcy, for reorganization or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof; or

                  18.1.2 Breach of Representation. If any material representation or warranty herein made by either party hereto or in any certificate or document furnished by either party to the other pursuant to the provisions hereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  18.1.4 Substitution of Programming. If, other than the hours described in Section 5.1(i) hereof, Licensee preempts or substitutes other programming for that supplied by Broker during five and one-half (5.5%) percent or more of the total hours of operation of each of the Stations during any calendar month.

                  18.2 Cure Periods. An Event of Default shall not be deemed to have occurred until twenty-five (25) business days, or fifteen (15) days in the event of a monetary default, after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if nor cured, would constitute an Event of Default and specifying the actions necessary to cure within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party.

                  18.3 Termination Upon Default. In the event of the occurrence of an Event of Default pursuant to this Agreement or the Purchase Agreement, the non-defaulting party may terminate this Agreement and/or the Purchase Agreement after any relevant cure period provided herein or therein if that party is not also in material default pursuant to this Agreement or the Purchase Agreement. If Licensee terminates this Agreement because Broker has defaulted in the performance of its obligations under this Agreement or the Purchase Agreement, Licensee shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payments made on behalf of Licensee by Broker and any payment, credits, shall immediately become due and payable.

            18.4 Liabilities Upon Termination. Broker shall be responsible for all liabilities, debts and obligations of Broker accrued from the purchase of air time and use of transmission facilities, including, without limitation, Broker's accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state and local tax liabilities associated with Broker's payments to Licensee as provided herein. With respect to Broker's obligations for consideration in the form of air time, Broker may propose compensation to Licensee for meeting these obligations, but Licensee shall be under no duty to accept such compensation or to perform such obligations.

      19. Termination Upon Order of Governmental Authority. The parties intend that this Agreement shall comply with all applicable federal, state and local regulations. In the event that a federal, state or local governmental authority designates a hearing with respect to the continuation or renewal of any licenses, permits or authorizations held by Licensee for the operation of each of the Stations or order the termination of this Agreement and/or the curtailment in any manner material to the relationship between the parties hereto of the provision of programming by Broker hereunder, Broker, at its option, may seek administrative or judicial appeal of or relief from such order(s) (in which event Licensee shall cooperate with Broker provided that Broker shall be responsible for legal fees incurred in such proceedings) or Broker shall notify Licensee that they will terminate this Agreement in accordance with such order(s). If the FCC designates any renewal application of the Stations for a hearing or commences a hearing to consider revocation of any license or permit for the Stations as a consequence of this Agreement or for any reason other that the fault of Broker, Licensee shall be responsible for expenses they incur as a consequence of the FCC proceeding; provided however, that Broker shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the FCC information relating to Broker's performance under this Agreement. In the event of a termination upon such governmental order(s), Broker shall pay to Licensee any fees due but unpaid as of the date of termination unless prohibited by such order(s), and Licensee shall reasonably cooperate with Broker to the extent permitted to enable Broker to fulfill advertising or other programming contracts then outstanding, in which event Licensee shall receive as compensation for such advertising or programming that which otherwise would have been paid to Broker thereunder. Thereafter, neither party shall have any liability to the other under the

Agreement except as may be provided pursuant to Paragraph 18 hereof.

      20. Representations and Warranties.

            20.1 Mutual Representations and Warranties. Licensee and Broker represent that they are legally qualified, empowered and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or undertaking to which any party is subject or by which it is bound. Licensee and Broker warrant, represent, covenant and certify that Licensee maintains, and shall continue to maintain, ultimate control over each of the Stations' facilities during the term of this Agreement, including without limitation, control over each of the Stations' finances, personnel and programming. Licensee and Broker represent and warrant that they have taken all necessary corporate and other action to make this Agreement legally binding on such party, and that the individuals signing this Agreement on their behalf have been fully authorized and empowered to execute this Agreement.

            20.2 Licensee's Representations, Warranties and Covenants. Licensee makes the following further representations, warranties and covenants:

                  1. Authorization. Licensee holds and owns all licenses and other permits and authorizations necessary for the operation of each of the Stations as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations will be in full force and effect for the entire term hereof, unimpaired by any acts or omissions of Licensee or of any of their principals, employees, or agents.

                  2. Litigation. Except as set forth in Schedule 4(g) of the Purchase Agreement, there is not now pending or, to the knowledge of Licensee, threatened, any action by the FCC or any other party to revoke, cancel, suspend, refuse to renew or modify adversely, any of the licenses, permits or authorizations necessary to the operation of each of the Stations (other than proceedings of general applicability to the radio broadcast industry). Licensee has no reason to believe that any such license, permit or authorization will not be renewed in its ordinary course.

            20.3 Broker's Representations, Warranties and Covenants. The Broker hereby verifies that the arrangement contemplated by this Agreement complies with the ownership limitations set forth in the Telecommunications Act of 1996, as adopted February 8, 1996.

      21. FCC Compliance. Notwithstanding anything herein contained to the contrary, this Agreement, any related agreements and the parties performance hereunder and thereunder (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Licensee or any of the Stations by Broker or control, affirmative or negative, direct or indirect, by the Broker over the programming, management, or any other aspect for the operation of the Licensee or any of the Stations, which ownership and control will remain exclusively and at all times in the Licensee; and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license or permit at any time issued by the FCC to the Licensee or the transfer of control of the Licensee within the meaning of Section 310(d) of the Act, without the FCC's necessary prior written consent having been obtained.

      22. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

      23. No Waiver; Remedies Cumulative. No failure or delay on the part of Licensee or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Broker herein provided are cumulative and are not exclusive of any right or remedies which they may otherwise have.

      24. Construction. This Agreement shall be construed in accordance with the laws of the State of New Jersey, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter to be constituted.

      25. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

      26. Successors and Assigns. This Agreement shall be binding upon inure to the benefit of the parties and their respective successors and assigns, including, without limitation, any assignee of the Licensee for the FCC licenses for the Stations. Licensee and Broker shall not be permitted to assign this Agreement without obtaining the consent of the other party, which consent may be withheld for any reason whatsoever.

      27. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding

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that the parties are not signatory to the original or the same counterpart.

      28. Notices. Any notice required hereunder shall be in writing and any payment, notice or other communications shall be deemed given when delivered personally or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested, and addressed in accordance with the listing set forth in Attachment V hereto. If mailed, notice shall be deemed given three (3) days after it is mailed.

      29. Entire Agreement. This Agreement, which includes the attached Exhibits and Schedules and the Purchase Agreement, embodies the entire agreement between the parties and there are no other agreements, representations, warranties or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless by like written instrument.

      30. No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed to make Licensee and Broker partners or joint venturers of the other. None of the parties hereto shall have the right to bind the others to transact any business in the other's name or on its behalf, in any form or manner or to make any promises or representations on behalf of the other except as expressly provided for herein.

      31. Severability. In the event that any of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable it shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

      IN WITNE8S WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       GREAT SCOTT BROADCASTING, LTD.

                                       By: GREAT SCOTT COMMUNICATIONS, INC.,
                                           its General Partner


                                       By: /s/ Faye Scott
                                          -----------------------------------
                                           Faye Scott, President


                                       NASSAU BROADCASTING PARTNERS' L.P.

                                       By: Nassau Broadcasting Holdings, Inc.,
                                           its general partner


                                       By: /s/ Louis F. Mercatanti, Jr.
                                          -----------------------------------
                                           Louis F. Mercatanti, Jr., President

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT I

            Provided Broker makes all payments to Licensee required to be made by January 1, 1998 pursuant to the Purchase Agreement, on and after January 1, 1998, Broker will broadcast an adult contemporary entertainment format which may include news as well as promotions (including on-air giveaways) and contests. Programming provided by Broker may include commercial matter, including that in both program or spot announcement forms, as well as entertainment and public service programming.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT II

                              INTENTIONALLY BLANK

                            TIME BROKERAGE AGREEMENT

                                 ATTACHMENT III

      Broker agrees to cooperate with Licensee in the broadcasting of Programs of the highest possible standard of excellence and of this purpose to observe the following regulations in the preparation, writing and broadcasting of its
Programs:

      I. Respectful of Faiths. The subject of religion and references to particular faiths, tenets and customs shall be treated with respect at all times.

      II. No Denominational Attacks. Programs shall not be used as a medium for attack on any faith, denomination or sect or upon any individual or organization.

      III. Controversial Issues. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, Programs are not to be used as a forum for editorializing about individual candidates. If such events occur, Licensee may require the responsive programming be aired.

      IV. Donation Solicitation. Requests for donations in the form of a specific amount, for example, $1.00 to $5.00, shall not be made if there is any suggestion that such donation will result in miracles, cures or prosperity. However, statements generally requesting donations to support the broadcast or church may be permitted.

      V. No Ministeria1 Solicitations. No invitations by a minister or other individual appearing on the program to have listeners come and visit him or her for consultation of the like shall be made if such invitation implies that the listeners will receive consideration, monetary gain or cures for illness.

      VI. No Vending of Miracles. Any exhortation to listeners to bring money to a church affair or service is prohibited if the exhortation, affair or service contains any suggestion that miracles, cures or prosperity will result.

      VII. Sale of Religious Artifacts. The offering for sale of religious artifacts or other items for which listeners would send money is prohibited unless such items are readily available in ordinary commerce or are clearly being sold for legitimate fundraising purposes.

      VIII. No Miracle Solicitation. Any invitations to listeners to meet at places other than the church and/or attend other than regular services of the church is prohibited if the invitation, meeting or service contains any claim that miracles, cures or prosperity will result.

      IX. No Claims of Undocumented Miracles. Any claims of miracles or cures not documented in biblical scripture and quoted in context are prohibited; e.g., this prohibits the minister and/or other individual appearing on the program from personally claiming any cures or miracles and also prohibits the presentation of any testimonials regarding such claims, either in person or in writing.

      X. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

      XI. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

      XII. No "Dream Books". References to "dream books", the "straight line" or other direct or indirect descriptions or solicitations relative to the "numbers game" or the "policy game" or any other form of gambling are prohibited.

      XIII. No Numbers Games. References to chapter and verse numbers, paragraph numbers or song numbers which involve three (3) digits should be avoided and, when used, must relate to the overall theme of the program.

      XIV. Election Procedures. At least ninety (90) days before the start of any primary or regular election campaign, Broker will clear with Licensee's General Manager the rate Broker will charge for the time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and Station policy.

      XV. Spot Commercial Limitations. With respect to any given segment or air time hereunder, the amount of spot commercial matter shall not exceed twenty
(20) minutes during any sixty (60) minute segment. Broker will provide, for attachment to each of the Stations' logs, a list of all commercial announcements carried during its programming.

      XVI. Required Announcements. Broker shall broadcast (i) an announcement in a form satisfactory to Licensee at the beginning of each hour to identify Station call letters, (ii) an announcement at the beginning and end of each program and hourly, as appropriate, to indicate that program time has been purchased by Broker, and (iii) any other announcement that may be required by law, regulation or Station policy.

      XVII. Credit Terms Advertising. Pursuant to rules of the Federal Trade Commission, no advertising of credit terms shall be made over the Station beyond mention of the fact that, if desired, credit terms are available.

      XVIII. Commercial Recordkeeping. Broker shall not receive any consideration in violation of the FCC's sponsorship identification rule and the anti-payola provisions of the Communications Act. No commercial messages ("plugs") or undue references shall be made in programming presented over each of the Stations to any business venture, profit-making activity, or other interest (other than non-commercial announcement for bona fide charities, church activities or other public service activities) in which Broker (or anyone else) is directly or indirectly interested without the same having been approved in advance by Licensee's General Managers and such broadcast being announced and logged and sponsored.

      XIX. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery game shall be made over each of the Stations. Any game, contest or promotion relating to or to be presented over the Stations must be fully stated and explained in advance to Licensee which reserves the right, in its sole discretion, to reject any game, contest or promotion.

      XX. Programming Prohibitions. Broker shall not knowingly broadcast any of the following Programs or announcements:

      A. False Claims. False or unwarranted claims for any product or service.

      B. Unfair Imitation. Infringements or another advertiser's rights through plagiarism or unfair limitation or either program idea or copy, or any other unfair competition.

      C. Commercial Disparagement. Any disparagement of competitors or competitive goods.

      D. Profanity. Any Programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, either in them or treatment.

      E. Price Disclosure. Any price mentions except as permitted by Licensee's policies current at the time.

      F. Descriptions of Bodily Functions. Any programming which describes in a repellent manner internal bodily functions or symptomatic results or internal disturbances.

      G. Unauthenticated Testimonials. Any testimonials which cannot be authenticated.

      H. Conflict Advertising. Any advertising matter or announcement which may, in the opinion of Licensee, be injurious or prejudicial to the interests of the public, each of the Stations, or honest advertising and reputable business in general.

      Licensee, may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.

      In any case where questions of policy or interpretation arise, Broker shall submit the same to Licensee for decision before making any commitments in connection therewith.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT IV

County of

State of New Jersey

                         ANTI-PAYOLA/PLUGOLA AFFIDAVIT

      Louis F. Mercatanti, Jr., being first duly sworn, deposes and says as follows:

      1. He is the President of the General Partner for Nassau Broadcasting Partners, L.P. ("Broker").

      2. He has acted in the above capacity since ____________.

      3. No matter has been provided for broadcast by Stations WTTM (AM) and WCHR (FM) (hereinafter collectively referred to as the "Stations"), for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

      4. So far as he is aware, no matter has been provided for broadcast by the Stations for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by the Stations by the Broker, or by any independent contractor engaged by the Broker in furnishing Programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

      5. In the future, he will not pay, promise to pay, request or receive any service, money or any other valuable consideration, direct or indirect, from a third-party in exchange for the influencing or, or the attempt to influence, the preparation or presentation of broadcast matter on the Stations.

      6. Except as may be reflected in Paragraph 7 hereof, neither he, his spouse nor any member of his immediate family, has any present, direct or indirect, ownership interest in any entity engaged in the following business or activities (other than an investment in a corporation whose stock is publicly held), serves as an officer of director of, whether with or without compensation, or serves as an employee of, any entity engaged in the following business or activities:

            a. the publishing of music;

            b. the production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

            c. the exploitation, promotion or management of persons rendering artistic production and/or services in the entertainment field;

            d. the ownership or operation of one or more radio or television stations;

            e. the wholesale or retail sale of records intended for public purchase; and

            f. the sale of advertising time other than on the Stations of any other station owned by the Broker.

      7. A full disclosure of any such interest referred to in Paragraph 6 above is as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                ________________________________
                                                Affiant

Subscribed and sworn to before me
this ____ day of _____________, 1997


____________________________________
Notary Public
My commission expires:______________

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT V

If the notice is to Licensee, to it at:

                  Mrs. Faye Scott
                  1018 Timber Lane
                  Pottstown, PA 19464
                  Persona1 & Confidential

                            and

                  Mr. Mitchell Scott
                  1018 Timber Lane
                  Pottstown, PA 19464
                  Personal & Confidential

                  with a copy to:

                  Bernard Eizen, Esquire
                  Eizen Fineburg & McCarthy
                  Two Commerce Square, Suite 3410
                  2001 Market Street
                  Philadelphia, PA 19103

If the notice is to Broker:

                  Nassau Broadcasting Partners, L.P.
                  600 Alexander Road
                  Princeton, New Jersey 08540
                  Attention: Louis F. Mercatanti, Jr.

                  with a copy to:

                  Sterns & Weinroth
                  A Professional Corporation
                  50 West State Street, Suite 1400
                  P.O. Box 1298
                  Trenton, New Jersey 08607-1298
                  Attention: Mark D. Schorr


                                      - 21

                     AMENDMENT TO LOCAL MARKETING AGREEMENT


      THIS AMENDMENT ("Amendment") is dated and effective as of the 25th day of November. 1998, by and between GREAT SCOTT BROADCASTING, LTD., a Pennsylvania limited partnership ("Licensee"), and NASSAU BROADCASTING PARTNERS, L.P., a Delaware limited partnership ("Broker").

                               STATEMENT OF FACTS

      1. Broker and Licensee entered into a Local Marketing Agreement dated as of June 1, 1997 ("Original Local Marketing Agreement") pursuant to which Licensee agreed to provide time on certain radio stations licensed to Trenton, New Jersey to Broker, who in turn agreed to pay for such time and use it to provide an over-the-air program service to Trenton, New Jersey.

      2. Licensee and Broker have entered into an Asset Purchase Agreement, dated August 31, 1996, as amended on January 17, 1997, May 31, 1997, February 17, 1998 and November 25, 1998 (collectively, the "Asset Purchase Agreement"), pursuant to which Licensee has agreed to sell to Broker all of the Assets.

      3. Licensee and Broker have agreed to amend the Original Local Marketing Agreement to take into account certain changes made to the Asset Purchase Agreement in connection with the execution of the Fourth Amendment to the Asset Purchase Agreement, dated and effective as of November 25, 1998.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), paid by Broker to Licensee, and for other good and valuable consideration, the mutual receipt and mutual sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 3 of the Original Local Marketing Agreement shall be deleted in its entirety and replaced by the following:

      "3. Term. This Agreement shall become effective on 12:00 a.m. Midnight January 1, 1998 (the "Effective Date") and shall terminate upon the first to occur of:

            a. the New Closing date, as defined in the Asset Purchase Agreement (as amended), if Section 3 of the Fourth Amendment is inapplicable;

            b. the Escrow Release Date, as defined in the Asset Purchase Agreement if Section 3 of the Fourth Amendment is operative;

            c. the time for termination specified in Paragraph 18 of this Agreement; or

            d. the time for termination specified in Paragraph 4 of the Fourth Amendment to the Asset Purchase Agreement."

      2. The Original Local Marketing Agreement, in all other respects, is hereby ratified, affirmed and republished as if set forth herein at length.

                 [SIGNATURES ARE AFFIXED TO THE FOLLOWING PAGE]

               IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

                                       GREAT SCOTT BROADCASTING, LTD.
                                       By: GREAT SCOTT COMMUNICATIONS, INC.,
                                           It's General Partner

                                       By: /s/ Faye Scott
                                          -----------------------------------
                                           Faye Scott, President


                                       NASSAU BROADCASTING PARTNERS L.P.
                                       By: Nassau Broadcasting Partners, Inc.,
                                           It's General partner

                                       By: /s/ Louis F. Mercatanti, Jr.
                                          -----------------------------------
                                           Louis F. Mercatanti, Jr., President